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                                                                 Exhibist 99.B11

                   CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights," "Management and Administration of the Mileage Trust-Independent Auditor" and "Shareholder Communications" and to the use of our report dated December 20, 1996, in the Registration Statement (Form N-1A) and its corporation by reference in the related Prospectus of American AAdvantage Mileage Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (File No. 33-91058) and in this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9018).



                                           /s/Ernst & Young LLP
                                           --------------------
                                           ERNST & YOUNG LLP

Dallas, Texas
February 12, 1997